UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2012

SANTARUS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-50651	33-0734433
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3721 Valley Centre Drive, Suite 400, San Diego, California 92130

(Address of Principal Executive Offices) (Zip Code)

(858) 314-5700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 13, 2012, Santarus, Inc. (“Santarus”) announced that the U.S. Food and Drug Administration (“FDA”) has extended the Prescription Drug User Fee Act (“PDUFA”) target action date for the review of the New Drug Application (“NDA”) for Uceris™ (budesonide) tablets 9 mg for the induction of remission of mild to moderate active ulcerative colitis from October 16, 2012 to January 16, 2013. The three-month extension is a standard extension period.

On August 3, 2012, following the FDA’s request, Santarus submitted additional information for the Office of Scientific Investigations, which is the division of the FDA responsible for ensuring compliance with Good Clinical Practices (“GCP”), in connection with U.S. and ex-U.S. pre-approval inspections. On August 10, 2012, Santarus received a communication from the FDA that the submission has been classified as a major amendment to the NDA. Since the submission was received within three months of the target action date, the FDA is extending the PDUFA date by three months to provide time for a full review of the submitted information.

The FDA also indicated that if major deficiencies are not identified during the review of the NDA, the FDA plans to communicate proposed labeling and, if necessary, any postmarketing requirement/commitment requests to Santarus by December 12, 2012. Assuming FDA approval, Santarus anticipates that it will be in a position to commence the launch of Uceris approximately two months following the determination of the final product label.

A copy of the press release announcing the extension of the PDUFA target action date for the review of the NDA for Uceris is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release, dated August 13, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTARUS, INC.

Date: August 13, 2012	By:	/s/ Debra P. Crawford
Name: Debra P. Crawford
Title: Senior Vice President and CFO

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated August 13, 2012